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                                                                    Confidential
                            MASTER SERVICE AGREEMENT              MSA No. ICON-A

                  This MASTER SERVICE AGREEMENT between the below-named Customer and MFS Datanet, Inc. ("MFSDN") (collectively referred to as the "Parties") establishes the terms and conditions under which MFSDN will provide communications services which Customer desires to purchase.

         Customer: ICon International, Inc.
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         State of Incorporation: Delaware
                                 -----------------------------------------------
         Principal Place of Business:

         Address 420 Lexington Ave.
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                 New York, NY 10170
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         Address for Notices:

                           Same
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         Attn:             Ari Horowitz
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         MFSDN: MFS Datanet, Inc.                Address for Notices:
         State of Incorporation:  Delaware       55 S. Market St., Suite 1250
         Principal Place of Business:            San Jose, CA 95113
         55 S. Market St., Suite 1250            Attn:  Contract Administration
         San Jose, CA 95113

                  1. The Parties anticipate that Customer may, in Customer's sole discretion, issue a Service Order describing the specific services which Customer desires to purchase from MFSDN, and which sets forth the prices, duration and other details. One or more Service Orders may be subject to the terms and conditions of this Master Service Agreement, and all Service Orders incorporate the terms set forth herein for the duration of the Service Order. If a Service Order is accepted in writing by an authorized representative of MFSDN, it shall supersede any and all prior agreements or understandings with respect to the service described therein, and shall comprise the full and final Agreement of the Parties. No term or condition hereof shall be modified except by written agreement of both Parties. As used in this document, the word "Term" shall mean the duration of the Service Order, and all Service Orders shall incorporate the terms and conditions of this Master Service Agreement. The word "Agreement" shall apply to all




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promises, terms and conditions of the Parties, whether contained in the Master
Service Agreement or a Service Order.

                  2. The Term of this Agreement shall be as set forth in the Service Order and shall extend thereafter until terminated by either Party upon no less than 90 days' prior written notice. However, MFSDN may terminate this Agreement or suspend service hereunder at any time upon: (a) any failure of Customer to pay any undisputed amounts as provided in this Agreement; (b) any breach by Customer of any material provision of this Agreement continuing for 30 days after receipt of notice thereof; (c) any insolvency, bankruptcy, assignment for the benefit of creditors, appointment of a trustee or receiver or similar event with respect to Customer, or (d) any governmental prohibition or required alteration of services to be provided hereunder or any violation of any applicable law, rule or regulation. Any termination shall not relieve Customer of its obligation to pay any charges incurred hereunder prior to such termination. The Parties' rights and obligations which by their nature would extend beyond the termination, cancellation or expiration of this Agreement shall survive such termination, cancellation or expiration.

                  3. Customer is responsible for all Recurring and Non-Recurring Charges from and after the later of 1) the Date of Acceptance or 2) the Customer's Desired Due Date, as that date may be extended from time to time by mutual agreement of the Parties. For purposes of this Agreement, the Date of Acceptance is the earlier of 1) date Customer signs a Quality of Service Checklist or 2) two business days after MFSDN establishes a connection in which the MFSDN provided service is functioning properly. Paragraph 6 below applies to all connectivity problems. Recurring Charges will be prorated for the first and last month of the Agreement if service is not provided for a complete month. Proration of monthly charge will be based on number of days connection was available divided by total days in the month.

                  4. During the Term Customer shall pay MFSDN for services as set forth in the Service Order. MFSDN shall not increase pricing during the initial Term, but thereafter MFSDN may increase pricing upon 30 days' written notice. Normal service charges shall be invoiced monthly in advance. All amounts owed by Customer thereunder shall be paid within thirty days after the date of the invoice and MFSDN reserves the right to charge interest on all delinquent payments at an annualized rate of 2 percentage points above the prime rate announced in the Wall Street Journal from time to time.

                  5. MFSDN's bill shall separately state any excise, sales, use, or other taxes applicable to MFSDN's provision of service or equipment to Customer, and all such taxes (however designated) shall be paid by Customer in addition to any other amount owing. MFSDN will not collect any otherwise applicable tax if Customer first provides MFSDN with a valid exemption certificate.

                  6. At Customer's request, MFSDN will respond to Customer's premise and attempt to resolve all problems of connectivity. If it is determined that all facilities, systems and equipment furnished by MFSDN were functioning properly, and that the connectivity problem




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arose from some other cause, MFSDN will recover labor and materials cost for services actually performed at the following rates, which shall be the usual and customary rates for similar services provided by MFSDN to all customers in the same locality.

                  Labor (4 hour Minimum Charge):
                  7 a.m. to 7 p.m. week days/$150.00 per hour per Technician All other times: $225 per hour per Technician
                  Materials: Cost to MFSDN x 1.15

                  MFSDN reserves the right to modify the above rates upon ninety
(90) days advance written notice to Customer.

                  7. MFSDN may substitute, change or rearrange any equipment, facility or system used in providing services at any time and from time to time, but shall not thereby alter the technical parameters of the services provided thereunder.

                  8. Customer shall not cause or allow any facility or equipment of MFSDN to be rearranged, moved, removed, disconnected, altered, or repaired without MFSDN's prior written consent. Customer shall not create or allow any liens or other encumbrances to be placed on any MFSDN equipment facility or system arising from any act transaction or circumstance relating to Customer. If Customer elects to relocate or otherwise change the place of services after commencement of the installation of facilities, Customer shall pay any additional installation charges for both the original and new location.

                  9. MFSDN will grant a credit allowance for service interruption calculated and credited in 15 minute increments. A service interruption will be deemed to have occurred only if service becomes unusable to Customer as a result of failure of MFSDN's facility, equipment, or personnel used to provide the service in question, and only where the interruption is not the result of: (i) the negligence or acts of Customer or its agents; (ii) the failure or malfunction of non-MFSDN equipment or systems not provided by MFSDN;
(iii) circumstances or causes beyond the control of MFSDN; or (iv) a service interruption caused by scheduled service maintenance, alteration, or implementation. Such credits will be granted only if, (a) Customer affords MFSDN full and free access to Customer's premises to make appropriate repairs, maintenance, testing, etc; and (b) Customer does not unreasonably continue to use the service on an impaired basis.

                  The foregoing states Customer's sole remedy for service interruption under the Agreement, and in no event shall MFSDN be liable for harm to business, lost revenues, lost savings, or lost profits suffered by Customer, regardless of the form of action, whether in contract, warranty, strict liability, or tort, including without limitation negligence of any kind, whether active or passive.

                  10. MFSDN's entire liability for any claim, loss, damage or expense from any cause whatsoever shall in no event exceed sums actually paid to MFSDN by Customer for the




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specific service giving rise to the claim. Notwithstanding the foregoing, MFSDN shall not be liable for any indirect, incidental, consequential, punitive or special damages. No action or proceeding against MFSDN shall be commenced more than one year after service is rendered.

                  11. There are no warranties, representations or agreements, expressed or implied either in fact or by operation of law, statutory or otherwise, including warranties of merchantability or fitness for a particular purpose, except those expressly set forth herein.

                  12. In the event that Customer cancels or terminates service at any time during the initial term of this Agreement or any renewal thereof for any reason whatsoever other than a service interruption (as defined in Paragraph 7 above), Customer agrees to pay MFSDN liquidated damages (which shall not be deemed a penalty) the following sums which shall become due and owing as of the effective date of cancellation or termination and be payable in accordance with paragraph 3 above: 1) all Non-Recurring charges specified in the Service Order and reasonably expended by MFSDN to establish service to the Customer, plus 2) any disconnection, early cancellation or termination charges reasonably incurred by MFSDN on behalf of Customer with Customer's consent, plus 3) all Recurring Charges specified in the Service Order for the balance of the then current Term of this Agreement.

                  13. For purposes of canceling or terminating the Agreement for an MFSDN service interruption, such service interruption must equal either 24 hours of cumulative service outages during any continuous 12 month period or a single outage of 8 hours or more.

                  14. Customer shall allow MFSDN continuous access and right-of-way to Customer's premises to the extent reasonably determined by MFSDN to be appropriate to the provision and maintenance of services, equipment, facilities, and systems hereunder. Customer shall furnish MFSDN, at no charge, such equipment space and electrical power as is reasonably determined by MFSDN to be required and suitable to render services hereunder.

                  15. Customer shall be liable for any damages to MFSDN equipment, facility, and system which is caused by: (a) negligent or willful acts or omissions of Customer, or (b) malfunction or failure of any equipment or facility provided by Customer or its agents, employees or suppliers. Customer is responsible for identifying, monitoring, removing and disposing of any hazardous materials (e.g. friable asbestos) prior to any construction or installation work being performed by MFSDN and Customer shall indemnify, defend, and hold MFSDN harmless from any claim, suit, loss, cost, or expense, including fines, abatement charges, legal fees and court costs incurred in connection with hazardous materials on Customer's premises.

                  16. Neither Party may assign this Agreement without the written consent of the other Party (which consent shall not be unreasonably withheld or unduly delayed), except that MFSDN may assign its rights and obligations hereunder: (a) to any subsidiary, parent company, or affiliate of MFSDN; (b) pursuant to any sale or transfer of substantially all the business of MFSDN; (c) or pursuant to any financing, merger, or reorganization of MFSDN.




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                  17. If any provision of this Agreement is held by a court to be invalid, void or unenforceable, the remainder of this Agreement shall nevertheless remain unimpaired and in effect.

                  18. No license, joint venture or partnership, express or implied, is granted by MFSDN pursuant to this Agreement.

                  19. Each Party agrees to maintain in strict confidence all plans, designs, drawings, trade secrets, and other proprietary information of the other Party which is disclosed pursuant to this Agreement. No obligation of confidentiality shall apply to disclosed information which the recipient 1) already possessed without obligation of confidentiality, 2) develops independently, or 3) rightfully receives without obligation of confidentiality from a third party.

                  20. Neither Party shall be liable for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood explosion, accident, war, strike, embargo, governmental requirement, civil or military authority, Act of God, inability to secure materials, labor or transportation, act or omissions of common carrier or warehouseman, or any other causes beyond their reasonable control. Any such delay or failure shall suspend the Agreement until the Force Majeure ceases and the Term shall be extended by the length of the suspension.

                  21. If this Agreement is entered into by more than one Customer, each is jointly and severally liable for all agreements, covenants and obligations herein.

                  22. This Agreement shall be governed by the laws of the State of California without regard to its choice of law provisions. In any action between the Parties to enforce any material provision of this Agreement, the prevailing Party shall be entitled to recover its legal fees and court costs from the non-prevailing Party in addition to whatever other relief a court may award.




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                  23. Each person executing this Agreement on behalf of MFSDN or
Customer represents and warrants that he or she has been fully empowered to do so, and that all necessary corporate actions (if any) required for the execution of agreements have been taken.

                                                     MFSDN:

                                                     By:   /s/
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                                                     Its:  Vice President
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                                                     Date:   6-29-95
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                                                     Customer:

                                                     By:   /s/ Scott A. Baxter
                                                        ------------------------
                                                     Its:  President
                                                         -----------------------
                                                     Date:   June 21, 1995
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